CONSULTANT COMPENSATION AGREEMENT No. 2

               THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 6th day of January, 2000, among Kingsley Coach, Inc., a Delaware corporation ("Kingsley"); and the following individuals who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "F" hereof: S. Bradley Rhorer, Esq.; Charles Manuel, Esq.; Michael L. Labertew, Esq., William Gilbert, Dick Whitney and Patrick Condren (collectively, the "Consultants").

               WHEREAS, the Board of Directors of Kingsley has adopted a written compensation agreement for compensation of six individual Consultants who are natural persons; and

               WHEREAS, Kingsley has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

               WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of Kingsley; and

               WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages and exhibits thereto; and

               WHEREAS, Kingsley and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Kingsley may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Kingsley;

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Compensation Plan

          1.1 Employment. Kingsley hereby employs the Consultants and the consultants hereby accept such employment, and have and will perform the services requested by management of Kingsley to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Kingsley harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to Kingsley.

          1.3 Term. All services performed at the request of Kingsley by the Consultants have either been performed and completed, or shall be performed within one year from the date hereof, at which time this Plan shall terminate, unless extended by written agreement of Kingsley and the Consultants for one additional year. If the Plan shall terminate, and options for unearned shares have been exercised and said shares issued to either consultant pursuant to this Plan, said shares shall be returned by Consultant(s) and canceled by Kingsley within ten days of said termination.

          1.4 Payment. Kingsley and the Consultants agree that Kingsley shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of $1.00 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. Each of the Consultants shall provide Kingsley with written invoices detailing the services duly performed and/or the retainer or flat fee for such services. Such invoices shall be paid by Kingsley in accordance with Section 1.4 above, subject to the satisfaction of the management of Kingsley that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of Kingsley at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of Kingsley that may be issued by Kingsley for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Kingsley shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice by the respective Consultants, and duly verified to the satisfaction of Kingsley, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to Kingsley in writing prior to the issuance of such shares.

          1.9 Adjustments in the Number of Shares of Common Stock and Price Per Share. Kingsley and the Consultants agree that the per share price of shares of common stock that may be issued by Kingsley to the Consultants for services performed under this Plan has been arbitrarily set by Kingsley; however, in the event Kingsley shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Kingsley prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

                           Section 2

           Representations and Warranties of Kingsley

         Kingsley represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. Kingsley is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of Kingsley has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which Kingsley may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Kingsley.

          2.3 Registration Statement on Form S-8. Kingsley shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Kingsley; and Kingsley will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. Kingsley shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. Kingsley shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. Kingsley is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Kingsley has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. Kingsley has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Kingsley hereunder have been duly authorized by all requisite corporate action on the part of Kingsley, and this Plan constitutes a valid and binding obligation of Kingsley and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Kingsley.

                           Section 3

       Representations and Warranties of the Consultants

               Each of the Consultants represents and warrants to, and covenants with, Kingsley as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by Kingsley for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Kingsley, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to Kingsley, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Kingsley is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Kingsley shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                           Section 4

                           Indemnity

              Kingsley and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Kingsley to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                           Section 5

                          Termination

               Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of Kingsley and the respective Consultants in writing; (2) by either the Directors of Kingsley or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Kingsley to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                       General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Kingsley:     64 Old Route 522
                              Middleburg, PA 17842

          If to Consultants:  The addresses listed on the
                              Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither Kingsley nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                              KINGSLEY COACH, INC.


                              By /s/ Ralph Dickenson
                              ---------------------------
                              Ralph Dickenson, Chairman, CEO and President



                          EXHIBIT "A"

            CONSULTANT COMPENSATION AGREEMENT No. 2

                   COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 between Kingsley Coach, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Consultant:

                         S. Bradley Rhorer
                         900 North Boulevard
                         Baton Rouge, LA 70802


Date: January 6, 2000    /s/ S. Bradley Rhorer

Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit A-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices
Options for 305,000 shares of Kingsley common stock, at $1.00 per share.



                       EXHIBIT A-1


January 7, 2000

Michael L. Labertew
4685 South Highland Drive #202A
Salt Lake City, UT 84117

Via Facsimile

Re: Kingsley Coach, Inc.

Dear Mr. Labertew:

     This will confirm for purposes of any filing requirements the source obligation(s) for the shares of Kingsley Coach, Inc. that Kingsley Coach, Inc. wishes to have issued to me.

     1.260,000 shares represents my contingent fee interest in Ratliff v. Kingsley Coach, Inc. et al. In that lawsuit, Kingsley Coach, Inc. prevailed through settlement on its counterclaim. The settlement agreement you have reviewed reflects the 260,000 shares payable to me as my fee.

     2.15,000 shares represents payment of a long-overdue account on Pete Link
v. Kingsley Coach. I represented Kingsley Coach, again, on a contingent fee basis, in that matter. After a successful resolution of that lawsuit, I agreed to defer a portion of my fee.

     3.30,000 shares represents payment for general litigation work I performed for Kingsley Coach, Inc. prior to the filing of the Ratliff lawsuit. Specifically, my services related to the following matters: Ratliff (prelitigation); Todd Halseth, Nick Baskey, Betty Brown, Corporate Imaging, and general litigation consulting.

     Please call with any questions you may have.

     Sincerely,


     /s/ S. Bradley Rhorer


                          EXHIBIT "B"

            CONSULTANT COMPENSATION AGREEMENT No. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 between Kingsley Coach, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.
                              Consultant:

                              Charles Manuel


Date: January 4, 2000         /s/ Charles Manuel


Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit B-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices
Options for 100,000 shares of Kingsley common stock, at $1.00 per share.


                           EXHIBIT "B-1"

January 4, 2000

Michael L. Labertew
4685 South Highland Drive, Suite 202A
Salt Lake City, UT  84117
Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Kingsley Coach, Inc., a Delaware corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission

Dear Mr. Labertew:

As per your request, the following is a list of the services I have rendered for the Company from March 1999 through the present:

$35,000 General litigation and related consulting for the Company

$40,000 Litigation and related consulting regarding Russell Ratliff

$25,000 General corporate counseling

Please let me know if I can be of further assistance.

Respectfully,

Charles B. Manuel, Jr.


/s/ Charles Manuel


                           EXHIBIT "C"

            CONSULTANT COMPENSATION AGREEMENT No. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 between Kingsley Coach, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.
                              Consultant:

                              Michael L. Labertew


Date: January 4, 2000         /s/ Michael L. Labertew


Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit C-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices
Options for 100,000 shares of Kingsley common stock, at $1.00 per share.


                           EXHIBIT "C-1"

January 4, 2000

Kingsley Coach, Inc.
64 Old Route 522

Middleburg, PA 17842
Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Kingsley Coach, Inc., a Delaware corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Gentlemen:

     As per your request, the following is a list of the services I have rendered for Kingsley from April 1999 through present:

          Legal research and opinion regarding consultant relationship with Commonwealth and Ratliff
          Legal research, opinion and review of documentation regarding DRK management contract
          General transactional review and consultation with other counsel for Company
          Annual and quarterly filings for company, including amendments Additional required filings for company
          Drafting of opinion letters re: 144 sales
          Drafting of convertible debentures
          Drafting of S-1 Registration Statement
          General consulting regarding securities laws

          Combined from above: $100,000

     Please let me know if I can be of further assistance.

     Sincerely,



     /s/ Michael L. Labertew


                         EXHIBIT "D"

            CONSULTANT COMPENSATION AGREEMENT No. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 between Kingsley Coach, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.
                              Consultant:

                              William S. Gilbert


Date: January 10, 2000        /s/ William S. Gilbert


Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit D-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices
Options for 200,000 shares of Kingsley common stock, at $1.00 per share.


                           EXHIBIT "D-1"

January 10, 2000

Mr. Ralph Dickenson
Kingsley Coach Inc.
64 Old 522
Middleburg, Pennsylvania 17842

After considering your offer to me last October 1999, I have decided to accept your offer of paying me for my services with 200,000 shares of Kingsley Coach trading stock, rather than cash.

As you know from our many years of my providing my services to you my expertise is in materials handling, scheduling and quality assurance. I will continue as I have through 1999 and through the year 2000 in exchange for this stock.

I will take primary responsibility for all quality assurance, including paperwork, forms, staffing and monitoring of our quality assurance Program.

I will assist Dick Whitney and Bob Kline in purchasing to assure the highest quality material at the best price. I will also continue to work with Matt Dickenson and Darren Woods to assure coordination of materials and production in order to try to improve Kingsley's ability to deliver on time.

Sincerely Yours,

William S. Gilbert
d/b/a
Transportation Consultant

/s/ William S. Gilbert


                          EXHIBIT "E"

            CONSULTANT COMPENSATION AGREEMENT No. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 between Kingsley Coach, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.
                              Consultant:

                              Patrick Condren


Date: January 10, 2000         /s/ Patrick Condren


Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit E-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices
Options for 100,000 shares of Kingsley common stock, at $1.00 per share.


                           EXHIBIT "E-1"

7 January 2000

Mr. Ralph Dickenson
Kingsley Coach Inc.
64 Old 522
Middleburg, PA 17842

Dear Ralph:

Further to earlier conversations, this will serve to confirm our agreement made in November 1999 regarding payment of fees for consulting projects performed recently.

We had agreed that there were consulting matters that I would handle on an incentive/contingency consulting basis. The arrangement of a fee of 5% would be applicable for projects including:

4.)     Sales activity generated from my involvement in marketing efforts, at several major truck and RV expositions; estimated value 1999 of $500,000, 5%=$25,000, (5%)
5.)     Co-ordinating efforts for the company's re-location to Pennsylvania.
Estimated value $150,000=$7500.(5%)

We agreed that I would accept my payment of these fees in common stock. I agreed in connection with these matters to accept 100,000 shares of free trading stock. I have also reviewed this matter with Michael Labertew and Bradley Rhorer.

Thank you,

Patrick Condren

/s/ Patrick Condren


                           EXHIBIT "F"

            CONSULTANT COMPENSATION AGREEMENT No. 2

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 2 between Kingsley Coach, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.
                              Consultant:

                              Richard T. "Dick" Whitney


Date: January 10, 2000         /s/Richard T. "Dick" Whitney

Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit F-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices
Options for 150,000 shares of Kingsley common stock, at $1.00 per share.


                           EXHIBIT "F-1"

January 10, 2000

Dear Mr. Dickenson,

I have thoroughly contemplated your offer to pay me directly for services I have been providing Kingsley Coach from my home after normal business hours in the areas of accounting, material sourcing, purchasing, computer work including typing, drafting and other secretarial items.

I have worked with your for well over the past 25 years and have a very strong belief that the Kinglsey project will be immensely successful.

For my services as described above for the years of 1999 and 2000, I do accept your offer for 150,000 free trading shares of Kingsley Coach, Inc. Stock

Sincerely,

Richard T. "Dick" Whitney

/s/ Richard T. "Dick" Whitney